EXHIBIT 3.1



                            ARTICLES OF INCORPORATION


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                            ARTICLES OF INCORPORATION



                                       OF



                            GARNER INVESTMENTS, INC.



KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Wyoming does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Wyoming the Articles of Incorporation


                                    ARTICLE I

                                      NAME

     The name of the Corporation shall be: GARNER INVESTMENTS, INC.


                                   ARTICLE II

                               PERIOD OF DURATION

The Corporation shall exist in perpetuity, from and after the date of filing the Articles of Incorporation with the Secretary of State of the State of Wyoming unless dissolved according to law.




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                                   ARTICLE III

                               PURPOSES AND POWERS

This Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be organized under the Wyoming Business Corporation Act.


                                   ARTICLE IV

                                  CAPITAL STOCK

The aggregate number of shares which this Corporation shall have authority to issue is fifty million (50,000,000) shares of $0.001 par value each, which shares shall be of one (1) class of voting common stock.

     1. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter quthorized, shall have any preemptive of preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.


                                    ARTICLE V

                                   AMENDMENTS

The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the General Corporation Law of Wyoming.




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                                   ARTICLE VI

                        ADOPTION AND AMENDMENT OF BYLAWS

           The initial of the Corporation shall he adopted by its Board of Directors. Subject to repeal of change by action of the shareholders, power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and managements of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.


                                   ARTICLE VII

                     REGISTERED OFFICE AND REGISTERED AGENT

       The address of the initial registered office of the Corporation is 214 South Center Street - Casper, Wyoming 82601. The name of the Initial registered agent at such address is William A. Erickson. Either the registered office or the registered agent may he changed in the manner permitted by law.


                                  ARTICLE VIII

                           INITIAL BOARD OF DIRECTORS

         The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation. The initial Board of Directors of the Corporation shall consist of three (3) directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:




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NAME                                                 ADDRESS

Donn C. Douglass                            6445 East Ohio Avenue, Suite 350
                                            Denver, Colorado 80224

Michael R. Butler                           5120 Alcove Route, #29
                                            Casper, Wyoming 82604

William A. Erickson                         2300 East 18th Street, #224
                                            Casper, Wyoming, 82609


                                   ARTICLE IX

                                  INCORPORATOR

The name and address of the incorporator is as follows:

NAME

William A. Erickson                         2300 East 18th Street, #224
                                            Casper, Wyoming  82609

IN WITNESS WHEREOF, the above named for incorporator, for the purpose of forming a Corporation under the laws of the State of Wyoming, does make, file and record this certificate of Incorporation and certify that the facts herein stated are true and have accordingly, set his hand and seal at Casper, Wyoming this 3rd ay of Feb., 1997.





                                        /s/ William A. Erickson
                                        ---------------------------
                                        William A. Erickson






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STATE OF WYOMING    )
                    )  SS.
COUNTY OF NATRONA   )



I, THE UNDERSIGNED, A Notary Public, hereby certify that on the 3rd day of February, 1997, personally appeared before me, William A. Erickson, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, that it was his free and voluntary act and deed, and that the statements therein contained are true.


WITNESS my hand and official seal.


My commission expires: January 17, 1999


                                           /s/ Diane M. Goehring
                                           ----------------------------
                                           Notary Public


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SECRETARY OF STATE
State of Wyoming
The Capitol
Cheyenne, WY 82002



                             CONSENT TO APPOINTMENT
                               BY REGISTERED AGENT


I, WILLIAM A. ERICKSON, voluntarily consent to serve as the registered agent for GARNER INVESTMENTS, INC. on the date shown below.


The registered agent certifies that he is: (circle one)



                    (a) An individual who resides In this state and whose business office is identical with the registered office:



                    (b) A domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office: or



                    (c) A foreign corporation or no-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.



Dated this 13th day of February, 1997.



                                             -----------------------------------
                                             /s/ William A. Erickson
                                             Signature of Registered Agent




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                                State of Wyoming


                                  Office of the
                               Secretary of State



United States of America )
State of Wyoming         )                      ss.



I, JOSEPH B. MEYER, Secretary of State of the State of Wyoming, do hereby certify that according to the records in the office of the Secretary of State of Wyoming, GARNER INVESTMENTS, INC. is a corporation organized under the laws of the State of Wyoming, whose date of incorporation is 02/14/1997; and whose period of duration is PERPETUAL.

I FURTHER CERTIFY that this corporation has filed all annual reports and paid all annual license taxes to date, or is not yet required to file such annual reports, and that Articles of Dissolution have not been filed, thus making the corporation in existence in the State of Wyoming.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this 22nd day of April A.D., 1999



                                    ----------------------------------
                                     Secretary of State



                                    By________________________________